UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2010

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MICROHELIX, INC.
(Exact name of Registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon		97035
(Address of principal executive offices)		(Zip Code)

(503) 419-3564
(Registrant's telephone number, including area code)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On April 2, 2010, CarePayment Technologies, Inc. (formerly known as microHelix, Inc.) (the "Company") issued 6,510,092 shares of its Class B Common Stock upon exercise of a warrant, at an exercise price of $0.01 per share, for an aggregate consideration of $65,100.92.  The issuance of the Common Stock upon exercise of the warrant was exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Regulation D promulgated under the Securities Act.

Item 3.03  Material Modification to Rights of Security Holders.

The Company filed the Second Amended and Restated Articles of Incorporation ("Restated Articles") with the Oregon Secretary of State on April 1, 2010.  Among other things, the Restated Articles (i) authorize two classes of Common Stock:  Class A Common Stock and Class B Common Stock; and (ii) include an Amended and Restated Certificate of Designation (the "Restated Certificate") designating 1,200,000 shares of preferred stock as Series D Convertible Preferred Stock ("Series D Preferred").

The issuance of shares of Class B Common Stock as described in item 3.02 above may materially limit the rights of the Class A Common Stock because the holders of Class B Common Stock are entitled to ten votes per share on matters submitted to a vote of security holders.  As a result, the holder of the Class B Common Stock has the power to control matters submitted to a vote of the Company's security holders.

As with the original certificate of designation for the Series D Preferred Stock, the rights of the holders of Common Stock may be materially limited by the issuance of Series D Preferred Stock in that the Series D Preferred Stock holders have superior liquidation preferences over the Common Stock holders in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary.  In any such event, the Company's assets would be distributed in the following order:

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First, to the holders of the Series D Preferred Stock until they receive an amount equal to $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like), plus all cumulative but unpaid dividends for each share of Series D Preferred Stock then held by them.  The holders of the Series D Preferred Stock will be entitled to receive a cumulative annual dividend of $0.50 per share.

•	Second, any of the Company's remaining assets would be distributed pro rata to the holders of Common Stock based on the number of shares of Common Stock then held by each holder.

Also see the description of the Class B Common Stock and the Restated Certificate under Item 5.03 below.

Item 5.01  Changes in Control of the Registrant.

On April 2, 2010 Aequitas Holdings, LLC acquired control of the Company by exercising a warrant to purchase 6,510,092 shares of the Company's Class B Common Stock for aggregate cash consideration of $65,100.92.  Because each share of Class B Common Stock is entitled to ten votes on each matter submitted to a vote of the Company's security holders, Aequitas Holdings, LLC has 65,100,920 votes, as compared to 1,383,285 votes in the aggregate for all of the Class A Common Stock.  In other words, Aequitas Holdings, LLC controls approximately 96.5% of the Company's voting securities.  Aequitas Holdings, LLC is an affiliate of Aequitas Capital Management, Inc., CarePayment, LLC, Aequitas Catalyst Fund, LLC, Aequitas Commercial Finance, LLC, MH Financial Associates, LLC, and Thurman Holdings I, Limited Partnership, which controlled the Company prior to the issuance of Class B Common Stock upon exercise of the warrant described in this Item 5.02.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 1, 2010, the Company filed the Restated Articles, which incorporated the following amendments to the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles"):

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A 1-for-10 reverse stock split (the "Reverse Stock Split") of the Company's common stock ("Common Stock").  Pursuant to the Reverse Stock Split, each ten shares of Common Stock issued and outstanding immediately prior to the Reverse Stock Split is combined and reclassified as one share of fully paid and nonassessable Common Stock.

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The creation of two classes of Common Stock:  Class A Common Stock and Class B Common Stock.  The Restated Articles authorize 75 million shares of Common Stock, of which 65 million shares are designated as Class A Common Stock and 10 million shares are designated as Class B Common Stock.  Holders of Class A Common Stock are entitled to one vote per share, and holders of Class B Common Stock are entitled to ten votes per share, on any matter submitted to the shareholders.  Effective immediately after the Reverse Stock Split, each share of Common Stock outstanding is automatically converted into one share of Class A Common Stock.

•	The change of the name of the Company from microHelix, Inc. to CarePayment Technologies, Inc.

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The Restated Certificate, which changes the original certificate of designation for the Series D Preferred Stock by adding a provision allowing for the conversion of the Series D Preferred Stock at any time after one year after the issuance of the Series D Preferred Stock.  Each share of Series D Preferred Stock is convertible into such number of fully paid and nonassessable shares of Class A Common Stock of the Company as is determined by dividing the amount of $10.00 per share (as adjusted for stock splits, stock dividends, reclassification and the like with respect to the Series D Preferred Stock) by the Conversion Price (defined in the following sentence) applicable to such share in effect on the date the certificate is surrendered for conversion.  The Conversion Price per share of Series D Preferred Stock is 80% of the volume weighted average price of the Class A Common Stock; provided, however, that in no event will the Conversion Price be less than $1.00 per share.

The above descriptions are qualified in their entirety by the Second Amended and Restated Articles of Incorporation, which are filed as an exhibit to this Form 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On March 31, 2010 the Company held an annual meeting of shareholders, in which the shareholders voted upon (1) the election of each of James T. Quist, Thomas A. Sidley and Donald H. Megrath as directors of the Company, each to serve until the next annual meeting of the shareholders or until their respective successors are elected or appointed; (2) the amendment of the Company's Amended and Restated Articles of Incorporation, as amended, to authorize the Reverse Stock Split; (3) the amendment of the Amended and Restated Articles of Incorporation, as amended, to authorize the creation of two classes of Common Stock:  Class A Common Stock and Class B Common Stock; (4) the amendment of the Amended and Restated Articles of Incorporation, as amended, to change the name of the Company from microHelix, Inc. to CarePayment Technologies, Inc.; and (5)  the approval of the Company's 2010 Stock Incentive Plan.

At the annual meeting, 10,536,488 shares of Common Stock out of an aggregate 13,832,844 shares of Common Stock eligible to vote, and 10,000,000 votes out of an aggregate 10,000,000 votes entitled to be cast by the holder of the Series D Preferred Stock, voted in favor of each of the matters voted on at the annual meeting, including the election of directors.  There were no votes cast against, withheld, abstentions or broker nonvotes with regard to any of the matters voted on at the annual meeting.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following document is filed as an exhibit to this Form 8-K:

3.1     Second Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

microHelix, Inc. (Registrant)

Date: April 6, 2010
James T. Quist
Chief Executive Officer